                                                                    EXHIBIT 99.1

                             Rainforest Cafe, Inc.
                                                                       COMPANY #
                                                                       CONTROL #
OPTIONS FOR SUBMITTING YOUR PROXY

In addition to voting by mail, Rainforest shareholders will have the opportunity to vote via the Internet or by telephone. Votes submitted by telephone must be received by 12:00 noon, New York City time, on April 17, 2000. Votes submitted via the Internet must be received by 12:00 noon, Central time, on April 17, 2000. Submitting a proxy will not affect your right to vote in person should you decide to attend the special meeting.

To vote by telephone or via the Internet, please refer to the instructions set forth below. The telephonic and Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

TO VOTE BY PHONE, CALL (800) 240-6326.
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your company and control numbers which are located above and then follow the simple instructions provided to you when you call.

TO VOTE BY INTERNET, visit http://www.eproxy.com/rain/
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your company and control numbers which are located above to obtain your records and create an electronic voting instruction form.

TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have enclosed or return it to Rainforest Cafe, Inc.; c/o Norwest Shareowner Services; P.O. Box 64813, South St. Paul, MN 55164-0823.


IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                              PLEASE DETACH HERE

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

1. To adopt and approve the Agreement and Plan of Merger, dated as of February 9, 2000, by and among Landry's Seafood Restaurants, Inc., LSR Acquisition Corp., and Rainforest Cafe, Inc., a copy of which is attached as Annex A to the accompanying Proxy Statement/Prospectus, and the merger contemplated thereby.

               [_] For          [_] Against          [_] Abstain

2. To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve the merger at the originally scheduled time of the special meeting.

               [_] For          [_] Against          [_] Abstain

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus relating to the Special Meeting of Shareholders. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted for Proposal 1 and Proposal 2.

Address Change? Mark Box  [_]
Indicate changes below:                   Date _________________________________

                                          --------------------------------------


                                          ______________________________________


                                          Signature(s) in Box
                                          Please sign exactly as name appears
                                          hereon. When shares of Rainforest
                                          common stock are held by joint
                                          tenants, both should sign. When
                                          signing as an attorney, executor,
                                          administrator, trustee or guardian,
                                          please sign name by President or other
                                          authorized officer. If a partnership,
                                          please sign partnership name by
                                          authorized person.

                 [LOGO OF RAINFOREST CAFE, INC. APPEARS HERE]

                             Rainforest Cafe, Inc.

                                SPECIAL MEETING

                                April 18, 2000

                             10:00 a.m. local time
                           Marriott Southwest Hotel
                             Minnetonka Ballroom E
                               5801 Opus Parkway
                             Minnetonka, MN 55343


_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Rainforest Cafe, Inc. Special Meeting
Marriott Southwest Hotel, Minnetonka Ballroom E, 5801 Opus Parkway,
Minnetonka, MN 55343                                                      Proxy


          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned, a shareholder of Rainforest Cafe, Inc., hereby appoints Kenneth W. Brimmer, Stephen Cohen and Robert Hahn, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares of which the undersigned is then entitled to vote, at the Special Meeting of Shareholders of Rainforest Cafe, Inc. to be held at the Marriott Southwest Hotel, Minnetonka Ballroom E, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on April 18, 2000, and at any and all adjournments or postponements thereof, with all the powers which the undersigned would possess if personally present at the special meeting, upon Proposals 1 and 2 set forth on the reverse side of this card.

       If no choice is specified, the proxy will be voted ''FOR'' Proposals 1 and 2.


                     See reverse for voting instructions.